Exhibit 4.1

NUMBER

S 18629

SHARES

COMMON STOCK

PAR VALUE $1.00



SYNOVUS®
FINANCIAL CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

THIS CERTIFIES THAT

CUSIP 87161C 50 1

SEE REVERSE FOR CERTAIN DEFINITIONS

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Synovus Financial Corp. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed.

CERTIFICATE OF STOCK

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

SYNOVUS FINANCIAL CORP.
CORPORATE
SEAL
1972
GEORGIA

CHAIRMAN OF THE BOARD,
CHIEF EXECUTIVE OFFICER AND PRESIDENT

CORPORATE SECRETARY

DATED:

COUNTERSIGNED:
BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC
TRANSFER AGENT

BY:

AUTHORIZED SIGNATURE

American Bank Note Company